Exhibit 99.1

IMPCO Reports Favorable First Quarter Calendar Year 2003 Results

CERRITOS, Calif., May 15 /PRNewswire/ — IMPCO Technologies, Inc. (Nasdaq: IMCO), today reported results for its first quarter ended March 31, 2003.

For the first quarter of calendar year 2003, IMPCO reported a net income of $0.5 million or 3 cents per share. Comparatively, the net loss in the first calendar quarter of 2002 was $7.1 million, or 58 cents per share, which includes a net loss of $5.9 million, or 48 cents per share, from our Quantum discontinued operation, which was spun off on July 23, 2002.

First quarter calendar year 2003 results were $19.6 million in revenues and $1.1 million in operating income as compared to $15.5 million in revenues and $2.0 million in operating loss in the same period in the prior calendar year. IMPCO’s first quarter of calendar year 2003 revenues increased $4.1 million, or 27%, while operating income increased $3.1 million, or 157%, compared to the same period in calendar year 2002. Net income in the first quarter of 2003, excluding Quantum, increased $1.7 million, or 137%, to $0.5 million compared to the same period in 2002.

Robert M. Stemmler, CEO and Chairman, said, “IMPCO revenues in the quarter were the highest level since the three months ended October 2000. We are very pleased to see the industrial market recovering. During the quarter, we also experienced strong growth in all of our transportation markets worldwide. Additionally, our cost cutting efforts have resulted in a reduction of over $0.6 million in operating expenses compared to the same period last year.” Mr. Stemmler further added that he expects these positive trends to continue in the future and expects revenues to be over $80 million for the year, excluding BRC in which IMPCO recently purchased a 50% interest. BRC is a major participant in the transportation market of the alternative fuels industry with annual revenues approaching $40 million.

EARNINGS CALL SCHEDULED FOR MAY

IMPCO will host a conference call to discuss financial results on May 15 at 4:30 p.m. ET, 1:30 p.m. PT. All shareholders and other interested parties are invited to dial into the call, which may be accessed by calling (785) 832-2041. In order to ensure participation, please dial in 15 minutes prior to the scheduled time. A recording of the call will be available for 24 hours and can be accessed by calling (800) 839-3735.

IMPCO is a leading source of advanced alternative fuel systems technology and components for internal combustion engines. IMPCO products enable these engines to function using environmentally friendly gaseous fuels such as propane, natural gas and biogas. IMPCO products improve efficiency and performance while reducing emissions. IMPCO is a major supplier to original equipment manufacturers and the aftermarket in the bus and truck, industrial and power generation markets, as well as to the automotive aftermarket. IMPCO supports its global aftermarket through a network of more than 400 distributors and 13 company-owned regional offices.

Except for historical information, the statements, expectations and assumptions contained in the foregoing press release are forward-looking statements. Such forward-looking statements include, but are not limited to, the company’s expectations regarding revenues in future periods. Such statements are subject to a number of risks and uncertainties, and actual results could differ materially from those discussed in any forward-looking statement. Factors that could cause actual results to differ materially from such forward-looking statements include, among other factors, prevailing market conditions; the company’s ability to design and market advanced fuel metering, fuel storage and electronic control products; the company’s ability to meet OEM specifications; the success of the company’s recently announced programs with strategic partners; growth in international markets; and the level and success of the company’s development programs with OEMs. Readers also should consider the risk factors set forth from time to time in the company’s SEC reports, including but not limited to those contained in the section entitled “Management’s Discussion & Analysis of Financial Condition and Results of Operation – Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2002. The company does not undertake to update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.

For further information, please contact Mr. Dale Rasmussen, Investor Relations, +1-206-315-8242.

IMPCO TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

	Three Months Ended March 31,
	2002	2003
Revenue	$15,447,406	$19,572,096
Costs and expenses:
Cost of revenue	11,419,830	13,013,135
Research and development expense	1,384,604	986,001
Selling, general and administrative expense	4,657,791	4,432,269

Total costs and expenses	17,462,225	18,431,405
Operating income (loss)	(2,014,819)	1,140,691
Interest expense, net	64,420	231,120

Income (loss) from continuing operations before income taxes	(2,079,239)	909,571
Income tax (benefit) expense	(831,004)	363,828

Income (loss) from continuing operations before minority interest	(1,248,235)	545,743
Minority interest in income (loss) of consolidated subsidiaries	(21,220)	94,964

Income (loss) from continuing operations	(1,227,015)	450,779
Loss from discontinued operation	(5,882,573)	–

Net income (loss)	$(7,109,588)	$450,779

Net income (loss) per share:
Basic:
Income (loss) from continuing operations	$(0.10)	$0.03

Loss from discontinued operation	$(0.48)	—

Net income (loss)	$(0.58)	$0.03

Net income (loss) per share:
Diluted:
Income (loss) from continuing operations	$(0.10)	$0.03

Loss from discontinued operation	$(0.48)	$—

Net income (loss)	$(0.58)	$0.03

Number of shares used in per share calculation:
Basic	12,312,563	16,434,193

Diluted	12,312,563	16,517,157

IMPCO TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	March 31,
	2002	2003
		Unaudited
ASSETS

Current assets:
Cash and cash equivalents	$1,995,705	$1,895,673
Restricted cash	1,604,551	678,244
Accounts receivable, net	11,640,872	13,814,404
Inventories:
Raw materials and parts	8,615,852	8,305,892
Work-in-process	–	193,948
Finished goods	8,704,748	8,197,402

Total inventories	17,320,600	16,697,242
Deferred tax assets	1,032,072	927,092
Other current assets	1,649,225	1,875,835

Total current assets	35,243,025	35,888,490
Equipment and leasehold improvements
Dies, molds and patterns	6,342,952	6,283,644
Machinery and equipment	6,317,372	6,659,066
Office furnishings and equipment	8,462,340	8,385,855
Automobiles and trucks	405,765	384,557
Leasehold improvements	3,400,728	3,460,840

	24,929,157	25,173,962
Less accumulated depreciation and amortization	16,359,200	16,941,375

Net equipment and leasehold improvements	8,569,957	8,232,587
Net goodwill and intangibles	8,921,254	8,921,254
Deferred tax assets, net	8,404,703	8,408,249
Business acquisition costs	12,777,064	14,323,373
Other assets	2,061,630	2,561,977

	$75,977,633	$78,335,930

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$5,165,637	$6,871,341
Accrued payroll obligations	2,387,136	2,572,962
Other accrued expenses	2,293,616	3,617,538
Current revolving line of credit	5,860,000	5,450,000
Current maturities of long-term debt and capital leases	8,330,568	6,773,540

Total current liabilities	24,036,957	25,285,381
Capital leases	101,199	50,240
Minority interest	2,217,090	2,312,054

Stockholders’ equity:
Preferred stock, $.001 par value, authorized 500,000 shares; none issued and outstanding at December 31, 2002 and March 31, 2003	—	—
Common stock, $.001 par value, authorized 100,000,000 shares; 16,436,886 issued and outstanding at March 31, 2003 (16,433,282 at December 31, 2002)	16,451	16,451
Additional paid-in capital	120,623,910	120,623,910
Shares held in trust	(172,525)	(158,298)
Accumulated deficit	(68,064,964)	(67,614,185)
Accumulated other comprehensive loss	(2,780,485)	(2,179,623)

Total stockholders’ equity	49,622,387	50,688,255

	$75,977,633	$78,335,930